SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report:  October 2, 1998


                          FURR'S/BISHOP'S, INCORPORATED
                Exact name of registrant as specified in charter)


            Delaware               1-10725                75-2350724
        (State or other          (Commission           (I.R.S. Employer
        jurisdiction             File Number)          Identification No.)
        of incorporation)

                6901 Quaker Avenue, Lubbock, Texas          79413
             (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code: (806) 792-7151


                                 Not applicable
          (Former name or former address, if changed since last report)

                          FURR'S/BISHOP'S, INCORPORATED



ITEM 5.     OTHER EVENTS

     On September 30, 1998, Furr's/Bishop's, Incorporated (the "Company") announced the appointment of Phillip Ratner to the position of President and Chief Executive Officer. Mr. Ratner's compensation will include $300,000 annual base salary, participation in the Company's executive bonus plan and other executive benefit programs, and stock options to purchase 750,000 shares of the Company's common stock, vesting over five years.

     The board of directors of the Company increased the size of the board by one and elected Mr. Ratner to fill the newly created opening.

     The Company also announced a $20 million capital expenditure program for the renovation of existing restaurants and the construction of new restaurants.

     The Company also announced plans for the relocation of its corporate headquarters from Lubbock, Texas to the Dallas area in the Spring of 1999.

     See Press Release filed herewith as Exhibit No. 99.1

                          FURR'S/BISHOP'S, INCORPORATED



ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

            Exhibit No.                 Description

            10.1 Employment Agreement, dated as of September 27, 1998, between Furr's/Bishop's, Incorporated and Phillip Ratner.

            10.2 Indemnification Agreement, dated as of September 27, 1998 between Furr's/Bishop's, Incorporated and Phillip Ratner.

            10.3 Nonqualified Stock Option Agreement, effective as of September 16, 1998, between Furr's/Bishop's, Incorporated and Phillip Ratner.

            99.1         Press Release, issued September 30, 1998.

                                   SIGNATURES


     Pursuant to the requirements of the Sercurities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         FURR'S/BISHOP'S, INCORPORATED




                                          By: /s/ALTON R. SMITH
                                             --------------------------
                                             Alton R. Smith, Executive Vice
                                             President and Secretary

                                                                  Exhibit 10.1



                              EMPLOYMENT AGREEMENT


     Employment Agreement (the "Agreement") dated as of September 27, 1998 by and between Phillip Ratner ("Executive") and Furr's/Bishop's, Incorporated, a Delaware corporation (the "Company").

                                    RECITALS

     The Company desires to obtain the services of Executive in accordance with the terms, conditions, and provisions of this Agreement.

     Executive desires to provide services to the Company in accordance with the terms, conditions, and provisions of this Agreement.

     Now, therefore, the parties to this Agreement agree as follows.

1.   Employment

     Subject to the terms and conditions specified in this Agreement, the Company hereby agrees to employ Executive as the President and Chief Executive Officer of the Company. Executive hereby accepts such employment from the Company for the period commencing on the date of this Agreement and expiring on December 31, 2001, unless earlier terminated in accordance with the provisions of this Agreement (the "Initial Term"); provided, however, that commencing on December 31, 2001, and each anniversary date thereafter, the term of this Agreement shall automatically be extended for one (1) additional year unless on, or no more than thirty (30) days prior to, such anniversary date, the Company or Executive shall have given notice that the Company or Executive does not wish to extend this Agreement (the "Term of Employment").

2.   Extent of Services

     (a) Executive, during the Term of Employment, shall serve as President and Chief Executive Officer of the Company, reporting only to the Company's board of directors, and shall have supervision and control over, and responsibility for, the general operations of the Company and shall have such other powers and duties as may from time to time be prescribed by the board of directors, provided that such duties are consistent with the Executive's position. All of the senior executive officers of the Company shall report to Executive.

     (b) During the Period of Employment, Executive will devote substantially all of Executive's full business time, attention, and energies to the business of the Company. Executive will discharge the duties described in Section 1 faithfully, diligently, to the best of Executive's abilities, and in a manner consistent with those duties normally associated with the position of Executive. Executive will report to, and Executive's authority to act on behalf of the Company is subject to, oversight by the Company's board of directors.

     (c) Executive shall be based at the Company's principal executive offices during the Term of Employment. Executive is willing to travel on the Company's business as much as is reasonably necessary to carry out the Executive's duties.

     (d) Executive has been elected as a member of the Company's Board of Directors effective upon his execution and delivery of this Agreement. The Company agrees to allow Executive to serve on the Board of Directors of up to two other public companies in the restaurant industry that do not compete with the Company, as long as Executive's service on the other Boards of Directors does not interfere with his duties on behalf of the Company.

3.   Compensation

     (a) Base Compensation. During the Term of Employment, as compensation for the performance of Executive's services under this Agreement, the Company will pay Executive the annual base compensation rate of $300,000 ("Base Compensation"). Base Compensation will accrue and be payable to Executive in accordance with the payroll and bonus practices of the Company in effect from time to time during the term of this Agreement. All such payments will be subject to deduction and withholding authorized or required by applicable law. Executive's Base Compensation will be reviewed annually by the Company's Board of Directors in connection with the preparation of the Company's annual budget, commencing with the budget for the fiscal year ending December 31, 2000, and any adjustment will be effective as of January 1 of such fiscal year. Executive's Base Compensation will never be less than the Base Compensation for the preceding year without Executive's written consent.

     (b) Incentive Compensation. During the Term of Employment, Executive is eligible to receive an annual cash bonus in the amount up to 50% of Executive's Base Compensation for each fiscal year of the Company, commencing with the Company's fiscal year ending December 31, 1999 (the "Incentive Bonus"). No later than March 1 of each fiscal year the Company's Board of Directors will provide Executive with a statement of performance objectives that will be used as criteria to determine Executive's eligibility for the Incentive Bonus for that year. Beginning with the fiscal year ending December 31, 1999, the Board of Directors or its representatives shall meet with Executive by March 31 of each fiscal year to review his performance under the performance objectives for the preceding fiscal year and to make a decision regarding the amount of the Incentive Bonus. Notwithstanding the above, for the fiscal year ending December 31, 1999, Executive will receive a minimum Incentive Bonus of $75,000. The Incentive Bonus accrues on the last day of the Company's fiscal year, and the Company shall pay the Incentive Bonus within ninety (90) days of the Company's fiscal year end.

     (c) Signing Bonus. The Company will pay Executive a signing bonus of $25,000 on the first regular payday after commencement of Executive's employment. An additional amount of $25,000 will accrue and be payable on the first regular payday after January 1, 1999.

4.   Executive Benefits; Reimbursement of Expenses

     During the term of this Agreement, the Company shall provide such fringe benefits, including three weeks paid vacation, paid sick leave, paid holidays, participation in health insurance plans, and other employee benefits consistent with those offered to other senior management, in accordance with the policies of the Company in effect from time to time. In addition, the Company will provide Executive with term life insurance in the amount of three times his Base Compensation and long-term disability insurance in the amount of 60% of his Base Compensation, provided that the aggregate expense to the Company of such benefits does not exceed $15,000 per year; if the cost of such benefits would exceed $15,000 per year, the Company will apply $15,000 to the purchase of reduced term life insurance and disability coverages as Executive may direct, subject to availability, or will allow Executive to contribute the difference in cost to purchase the specified coverages. In addition, during the Term of Employment, the Company shall reimburse Executive for Executive's reasonable travel, entertainment, automobile mileage and research expenses incurred in connection with Executive's employment under this Agreement, in accordance with the policies of the Company in effect from time to time.

5.   Termination

     (a) Right to Terminate. Either the Company or Executive may terminate Executive's employment upon thirty (30) days prior written notice to the other.

     (b) Termination for Cause and Voluntary Termination. If Executive's employment is terminated by the Company for Cause (as defined below), or if Executive voluntarily terminates the employment by the Company without Good Reason (as defined below), Executive shall be entitled to receive no other payments except (i) the Base Compensation through the date of termination; (ii) any unpaid reimbursement of business expenses; and (iii) any amounts or benefits required by law to be provided.

     (c)   Death, Disability, Termination Without Cause and for Good Reason.
If Executive's employment is terminated by Executive's death or disability, or by the Company without Cause, or by Executive with Good Reason, Executive shall be entitled to receive no other payments except (i) the Base Compensation through the date of termination; (ii) a pro rata amount of the Incentive Bonus that has been earned through the date of termination; (iii) any unpaid reimbursement of business expenses; (iv) any amounts or benefits required by law to be provided; and (v) an amount equal to one year's Base Compensation as then in effect, in regular installments consistent with the Company's normal payroll practices.

     (d) "Cause" as used in this Agreement means any one or more of the following events:

           (i) Executive fails to devote substantially all of Executive's full business time, attention, and energies to the business of the Company or to discharge the duties as the President and Chief Executive Officer of the Company faithfully, diligently, to the best of Executive's abilities, and in a manner consistent with those duties normally associated with the position of Executive, and such failure continues for a period of ten business days after Executive receives written notice authorized by the Company's Board of Directors, setting forth with reasonable specificity the nature of such failure.

           (ii) Executive breaches any of the covenants and agreements set forth in Sections 6, 7 or 8 and such failure continues for a period of ten business days after Executive receives written notice authorized by the Company's Board of Directors, setting forth with reasonable specificity the nature of such breach.

           (iii) Executive fails to follow a directive of the Board of Directors and such failure continues for a period of ten business days after Executive receives written notice authorized by the Company's Board of Directors, setting forth with reasonable specificity the nature of such failure.

           (iv) Executive willfully engages in conduct that is significantly injurious to the Company, financially or otherwise, and such conduct continues, or such injury is not cured, within a period of ten business days after Executive receives written notice authorized by the Company's Board of Directors setting forth with reasonable specificity the nature of such conduct and injury.

           (v)     Executive is convicted of a crime involving moral turpitude.

           (vi) Executive uses illegal drugs or abuses controlled substances or is habitually intoxicated.

     (e) "Good Reason" as used in this Agreement means any one or more of the following events:

           (i) The Company breaches any provision of this Agreement and such breach continues for a period of ten (10) days after written notice thereof by Executive.

           (ii) The Company effects any material change in the duties or conditions of employment of Executive, including assigning to Executive duties that are inconsistent with Executive's position as the President and Chief Executive Officer that Executive reasonably concludes to be materially adverse to Executive, and such change continues for a period of ten (10) business days after delivery of written notice to the Company.

           (iii) Executive is not elected to serve as a director of the Company (and of any person that may in the future own a majority of the equity securities of the Company entitled to vote in the election of directors) or Executive is removed from any such office or offices, in each case without Executive's consent.

           (iv) The Company does not relocate its corporate office to a location in Dallas or contiguous counties on or before December 31, 1999, unless agreed to in writing by Executive.

           (v) The Company notifies Executive that it does not wish to extend this Agreement for one (1) additional year pursuant to
           Section 1.

     (f) The provisions of Sections 6, 7 and 8 shall survive any termination or expiration of this Agreement.

     (g) Executive agrees that he will be deemed to have resigned as a member of the Board of Directors of the Company and of each subsidiary of the Company effective upon any termination of employment.

6.   Restrictive Covenant

     In addition to any other covenants or agreements to which Executive may be subject, for the Term of Employment and for a period of one (1) year from the date of termination of employment (the "Noncompete Period"), Executive will not, directly or indirectly, either as an individual or as an employee, officer, director, shareholder, partner, adviser, or consultant, or in any capacity whatsoever:

     (a) conduct or assist others in conducting any business that is in competition with the Business of the Company (as defined below) or any of its Affiliates (as defined below) which are engaged in Businesses substantially similar to the Business of the Company in any geographic area in the United States and any other nation where the Company or any of its Affiliates operates its restaurants;

     (b) recruit, hire, assist others in recruiting or hiring, discuss employment or refer to others for employment (collectively referred to as "Recruiting Activity") any person who is, or within the 24 month period immediately preceding the date of any such Recruiting Activity was, an employee of the Company or any of its Affiliates; or

     (c) approach or solicit any customer or vendor of the Company for the purpose of competing with the Company or causing, directly or indirectly, any such person to cease doing business with the Company.

For the purposes of this Agreement, the "Business of the Company" means the business of owning, operating, managing, consulting or otherwise advising restaurants, diners, cafes, cafeterias or other eating establishments offering buffets or a-la-carte or "all you can eat" cafeteria style meals, in each case at a comparable price point to that offered by the Company, or wholesale food or commissary operations, and designing, producing or distributing, serving or otherwise selling products that are competitive with any products served, produced or sold by the Company. The term "Affiliates" means all subsidiaries of the Company and each person or entity that controls, is controlled by, or is under common control with the Company. It is understood and agreed that the scope of each of the covenants contained in this Section 6 is reasonable as to time, area, and persons and is necessary to protect the legitimate business interest of the Company. It is further agreed that such covenants will be regarded as divisible and will be operative as to time, area and persons to the extent that they may be so operative. The terms of this Section 6 shall not apply to the ownership by Executive of less than 5% of a class of equity securities of an entity, which securities are publicly traded on the New York Stock Exchange, the American Stock Exchange, the National Market System of the National Association of Securities Dealers Automated Quotation System or other national market system. The provisions of this Section 6 will survive any termination or expiration of this Agreement.

7.   Confidentiality and Property.

     (a) Executive acknowledges that all customer, supplier and distributor lists, trade secrets, plans, production techniques, sales, marketing and expansion strategies, and technology and processes of the Company and its Affiliates, as they may exist from time to time, and information concerning the products, services, production, development, technology and all technical information, procurement and sales activities and procedures, promotion and pricing techniques, and credit and financial data concerning customers of the Company and its Affiliates are valuable, special, and unique assets of the Company and its Affiliates (collectively, "Confidential Information"). Executive acknowledges that access to and knowledge of the Confidential Information is essential to the performance of Executive's duties under this Agreement. Executive represents and agrees that, except as specifically authorized in writing by the Company or in connection with the performance of Executive's duties pursuant to Section 1, Executive will not, for a period of two (2) years after any termination of employment, (i) disclose any Confidential Information to any person or entity, or (ii) make use of any Confidential Information for Executive's own purposes or for the benefit of any other person or entity, other than the Company.

     (b) Executive acknowledges and agrees that all manuals, drawings, blueprints, letters, notes, notebooks, reports, books, procedures, forms, documents, records, or paper or copies thereof used in connection with the operations or business of the Company made or received by Executive or made known to Executive in any way in connection with Executive's employment and any other Confidential Information are and will be the exclusive property of the Company. Executive agrees not to copy or remove any of the above from the premises or custody of the Company, or disclose the contents thereof to any other person or entity, other than as may be required in order for Executive to perform the duties under this Agreement. Executive acknowledges that all such papers and records will at all times be subject to the control of the Company, and Executive agrees to surrender the same upon request of the Company, and will surrender such no later than any termination of employment with the Company, whether voluntary or involuntary. The Company may notify anyone employing Executive at any time of the provisions of this Agreement.

8.   Injunctive Relief, Arbitration

     (a) Executive acknowledges that a remedy at law for any breach or attempted breach of Sections 6 or 7 of this Agreement by Executive will be inadequate, agrees that the Company will be entitled to specific performance and injunctive and other equitable relief in case of any breach or attempted breach of such sections by Executive, and agrees not to use as a defense that the Company has an adequate remedy at law. Notwithstanding paragraphs (b),
(c), and (d) below, Sections 6 and 7 of this Agreement shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection herewith. Such remedy shall not be exclusive and shall be in addition to any other remedies now or hereafter existing at law or in equity, by statute or otherwise, which remedies shall be determined by binding arbitration as provided below. No delay or omission in exercising any right or remedy set forth in this Agreement shall operate as a waiver thereof or of any other right or remedy and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

     (b) Executive and the Company acknowledge and agree that any claim or controversy arising out of or relating to this Agreement or the breach of this Agreement, or any other dispute arising out of or relating to the employment of Executive by the Company, other than claims described in paragraph (a) above, shall be settled by final and binding arbitration in Dallas, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date the claim or controversy arises. Executive and the Company further acknowledge and agree that either party must request arbitration of any claim or controversy within one year of the date the claim or controversy accrues or first arises by giving written notice of the party's request for arbitration by certified U.S. mail or personal delivery addressed to the Company's principal business address or to Executive's last known address reflected in the Company's personnel records. Notice shall be effective upon delivery or mailing. Failure to give notice of any claim or controversy within ninety days shall constitute a waiver of the claim or controversy.

     (c) All claims or controversies subject to arbitration shall be submitted to arbitration within six months from the date the written notice of a request for arbitration is effective. All claims or controversies shall be resolved by a panel of three arbitrators who are licensed to practice law in the State of Texas and who are experienced in the arbitration of labor and employment disputes. These arbitrators shall be selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time the claim or controversy arises. Either party may request that the arbitration proceeding be stenographically recorded by a Certified Shorthand Reporter. The arbitrators shall issue a written decision with respect to all claims or controversies within thirty days from the date the claims or controversies are submitted to arbitration. The parties shall be entitled to be represented by legal counsel at any arbitration proceeding. Executive and the Company agree that each party will bear fifty percent of the cost of the arbitration proceeding. The parties shall be responsible for paying their own attorneys' fees, if any.

     (d) The Company and Executive agree that the arbitration provisions in the preceding paragraphs may be specifically enforced by either party and by any court of competent jurisdiction. The Company and Executive further acknowledge and agree that the decision of the arbitrators may be specifically enforced by either party in any court of competent jurisdiction.

9.   Binding Nature

     The rights and obligations of the Company under this Agreement will inure to the benefit of and will be binding upon the successors and assigns of the Company.

10.  Severability

     If any provision of this Agreement is declared or found to be illegal, unenforceable, or void, in whole or in part, then both parties will be relieved of all obligations arising under such provision, but only to the extent it is illegal, unenforceable, or void. The intent and agreement of the parties to this Agreement is that this Agreement will be deemed amended by modifying any such illegal, unenforceable, or void provision to the extent necessary to make it legal and enforceable while preserving its intent, or if such is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives. Notwithstanding the foregoing, if the remainder of this Agreement will not be affected by such declaration or finding and is capable of substantial performance, then each provision not so affected will be enforced to the extent permitted by law.

11.  Waiver

     No delay or omission by either party to this Agreement to exercise any right or power under this Agreement will impair such right or power or be construed as a waiver thereof. A waiver by either of the parties to this Agreement of any of the covenants to be performed by the other or any breach thereof will not be construed to be a waiver of any succeeding breach thereof or of any other covenant contained in this Agreement. All remedies provided for in this Agreement will be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise.

12.  Governing Law

     THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY PRINCIPLE OF CONFLICT-OF-LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

13.  Notices

     All notices which are required or may be given pursuant to this Agreement will be in writing and mailed or delivered to the addresses set forth on the signature page of this Agreement, or to such other address as either party will request of the other in writing. All notices will be deemed to be effective upon delivery to any agent for personal delivery or upon mailing.

14.  Entire Agreement

     This Agreement constitutes the entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement and there are no understandings or agreements relative to this Agreement which are not fully expressed in this Agreement, except for that certain Option Agreement by and between the Company and Executive of even date herewith. All prior agreements with respect to the subject matter of this Agreement are expressly superseded by this Agreement. No change, waiver, or discharge of this Agreement will be valid unless in writing and signed by the party against which such change, waiver, or discharge is to be enforced.

15.  No Violation

     The execution, delivery and performance of this Agreement by Executive will not conflict with or result in the breach of any term or provision of, or violate or constitute a default under any agreement, instrument, order, law or regulation to which Executive is a party or by which Executive is in any way bound or obligated.



     IN WITNESS WHEREOF, the parties to this Agreement have executed and delivered this Agreement on the date first above written.

           THE COMPANY:


           FURR'S/BISHOP'S, INCORPORATED


           By:/s/ Suzanne Hopgood
              ------------------------------
              Suzanne Hopgood,
              Chairman of the Board of Directors

           Address:     6901 Quaker Avenue
                        Lubbock, Texas  79413



           EXECUTIVE:


           By:/s/ Phillip Ratner
              ------------------------------
              Phillip Ratner

           Address:     10 Eastshore
                        Heath, Texas 75087

                                                                  Exhibit 10.2

                            INDEMNIFICATION AGREEMENT


     This Agreement is made effective as of September 27, 1998, by and between Furr's/Bishop's Incorporated, a Delaware corporation (the "Company"), and Phillip Ratner ("Director").

                              W I T N E S S E T H:
                              - - - - - - - - - -
     WHEREAS, public companies have from time to time experienced difficulty in obtaining directors' and officers' liability insurance and significant variability in premiums and in the scope of coverage of such insurance; and

     WHEREAS, the Company currently maintains such insurance but there can be no assurance that such insurance will be available to the Company and Director in the future; and

     WHEREAS, the Company, in order to induce Director to serve or to continue to serve the Company, has agreed to provide Director with the benefits contemplated by this Agreement;

     NOW, THEREFORE, in consideration of the promises, conditions, representations and warranties set forth herein, the Company and Director hereby agree as follows:

     l. Definitions. The following terms, as used herein, shall have the following respective meanings:

            "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company's then outstanding voting securities,
     (ii) during any period of two consecutive years commencing on or after January 2, 1996, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease, for any reason, to constitute a majority of the Board of Directors, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for sale or disposition by the Company of all or substantially all of the Company's assets.


          "Claim" means any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by or on behalf of the Company or any other party, that Director in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

          "Covered Act" means any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by Director, including Director's own negligence, or any of the foregoing alleged by any claimant or any event or occurrence related to the fact that Director is or was a director of the Company or is or was serving at the request of the Company as a director of another corporation, partnership, joint venture, trust or other entity.

          "Determination" means a determination, based on the facts known at the time, by:

          (i)     A majority vote of all disinterested directors;

          (ii) Special, independent legal counsel in a written opinion prepared at the request of a majority of all disinterested directors or pursuant to Section 4(a);

          (iii)   A majority of the disinterested stockholders of the Company;
     or

          (iv)    A final adjudication by a court of competent jurisdiction.

     "Determined" shall have a correlative meaning.

     "Excluded Claim" means any Claim:

          (i) Based upon or attributable to Director gaining in fact any personal profit or advantage to which Director is not entitled;

          (ii) For the return by Director of any remuneration paid to Director, without the previous approval of the stockholders of the Company, which is illegal;

          (iii) For an accounting of profits in fact made from the purchase or sale by Director of securities of the Company within the meaning of
     Section 16 of the Act or similar provisions of any state law;

          (iv) Resulting from Director's knowingly fraudulent, dishonest or willful misconduct; or

          (v) Any claim for which indemnification is prohibited by applicable law.

          "Expenses" means any expense reasonably incurred by Director as a result of a Claim or Claims made against Director for Covered Acts including, without limitation, attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, or participating in, or preparing to defend, be a witness in, or participate in any Claim relating to any Covered Act (including an appeal), whether or not Director is a named defendant or respondent, but shall not include Fines.

          "Fines" means any fine, penalty or, with respect to an employee benefit plan, any excise tax or penalty assessed with respect thereto.

          "Losses" means any amount that Director is legally obligated to pay as a result of a Claim or Claims made against Director for Covered Acts including, without limitation, damages and judgments and sums paid in settlement of a Claim or Claims, but shall not include Fines.

     2.   Maintenance of Directors' and Officers' Liability Insurance.

          (a) The Company hereby covenants and agrees that, so long as Director shall continue to serve as a director of the Company and thereafter so long as Director shall be subject to any Claim for any Covered Act, the Company, subject to Section 2(c), shall use its best efforts to maintain in full force and effect directors' and officers' liability insurance.

          (b) In all policies of directors' and officers' liability insurance maintained by the Company, Director shall be named as an insured in such a manner as to provide Director the same rights and benefits, subject to the same limitations, as are accorded to the Company's directors or officers most favorably insured by such policy.

          (c) The Company shall have no obligation to maintain directors' and officers' liability insurance if the Board of Directors of the Company determines in good faith that such insurance is not reasonably available, the premium cost for such insurance is unreasonably disproportionate to the amount of coverage provided, or the coverage provided by such insurance is so limited by exclusions as to provide an unreasonably insufficient benefit.

     3. Indemnification. The Company shall indemnify Director and hold Director harmless from any and all Losses, Expenses and Fines to the fullest extent authorized, permitted or not prohibited (i) by the General Corporation Law of the State of Delaware (the "GCL"), or any other applicable law (including judicial, regulatory or administrative interpretations or readings thereof), the Company's Certificate of Incorporation or Bylaws as in effect on the date hereof, or (ii) by any amendment thereof or other statutory provision authorizing or permitting such indemnification that is adopted after the date hereof, subject to the further provisions of this Agreement. In the event that after the date of this Agreement the Company provides any greater right of indemnification, in any respect, to any other person serving as an officer or director of the Company, then such greater right of indemnification shall inure to the benefit of Director and shall be deemed to be incorporated in this Agreement as a basis for indemnity, at Director's election, together with the indemnity expressly set forth herein.

     4.   Excluded Coverage.

          (a) The Company shall have no obligation to indemnify Director for and hold Director harmless from any Loss, Expense or Fine which has been Determined to constitute an Excluded Claim, provided that in the event of a Change in Control, then with respect to all matters thereafter arising concerning the rights of Director to indemnity payments and Expense advances under this Agreement, or any other agreements or bylaws now or hereafter in effect relating to Claims for Covered Acts, a Determination with respect to an Excluded Claim shall be made only by a court of competent jurisdiction or by special, independent legal counsel selected by Director and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or Director. In the event that Director and the Company are unable to agree on the selection of the special, independent legal counsel, such special, independent legal counsel shall be selected by lot from among at least five law firms designated by Director, each in the States of Delaware or Texas having more than thirty-five (35) attorneys and having a rating of "av" or better in the then current Martindale-Hubbell Law Directory. Such selection shall be made in the presence of Director (and Director's legal counsel or either of them, as Director may elect) and a representative of the Company. Such special, independent legal counsel, among other things, shall determine whether and to what extent Director would be permitted to be indemnified under applicable law and shall render its written opinion to the Company and Director to such effect.

          If there has been a Determination that the Company is not obligated to indemnify Director as a result of an Excluded Claim (whether by special, independent legal counsel or otherwise), Director shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof, and in which venue is proper, challenging any such Determination. The Company shall be reimbursed by Director (who hereby agrees to reimburse the Company) for all amounts theretofore paid as indemnity or advancement of expenses with respect to such Excluded Claim (but only upon a final judicial Determination that Director is not entitled to indemnification made with respect thereto as to which all rights of appeal have been exhausted or lapsed). The Company shall be obligated to indemnify or advance any additional amounts to Director in accordance with this Agreement until such judicial Determination has been made.

          (b) The Company shall use its best efforts to make the Determination contemplated herein promptly. Upon request by Director, in connection with any matter for which indemnification or advances of expenses may be sought hereunder, the Company agrees to promptly make a Determination whether such matter constitutes an Excluded Claim. In this connection, the Company agrees:

                 (i) if the Determination is to be made by a majority of disinterested directors of the Company or a committee thereof, such Determination shall be made not later than thirty (30) days after a written request for a Determination (a "Request") is delivered to the Company by Director;

                 (ii) if the Determination is to be made by special, independent legal counsel, such Determination shall be made not later than forty (40) days after selection of independent legal counsel and in any event not later than sixty (60) days after a Request is delivered to the Company by Director; and

                 (iii) if the Determination is to be made by the stockholders of the Company, such Determination shall be made not later than ninety (90) days after a Request is delivered to the Company by Director.

          The failure to make a Determination within the above-specified time periods shall constitute a Determination approving full indemnification or reimbursement of Director. All costs of making the Determination shall be borne solely by the Company.

          (c) The Company shall have no obligation to indemnify Director and hold Director harmless for any Loss, Expense or Fine to the extent that Director is actually and finally reimbursed for such Loss, Expense or Fine by the Company pursuant to the Company's Bylaws or otherwise.

          (d) The Company shall have no obligation to indemnify Director and hold Director harmless for any Fines to the extent that such indemnification is prohibited by the GCL.

     5.   Indemnification Procedures.

          (a) Promptly after receipt by Director of notice of the commencement of or the threat of commencement of any Claim, Director shall, if indemnification with respect thereto is being sought from the Company under this Agreement, notify the Company of the commencement thereof, provided that failure to so notify the Company shall not relieve the Company from any liability that it may have to Director under this Agreement unless such failure materially and adversely affects the rights of the Company.

          (b) If, at the time of the receipt of such notice, the Company has directors' and officers' liability insurance in effect, the Company shall give prompt and proper notice of the commencement of such Claim to the insurer. The Company shall thereafter take all necessary or desirable action to pay or to cause such insurer to pay, on behalf of Director, all Losses, Expenses and Fines payable as a result of such Claim in accordance with the terms of such policies.

          (c) To the extent the Company does not, at the time of the commencement of or the threat of commencement of such Claim, have applicable directors' and officers' liability insurance, or if the full amount of any Expenses arising out of such action, suit or Claim will not be payable under such insurance then in effect, the Company shall be obligated to pay the Expenses relating to any such Claim in advance of the final disposition thereof, unless the Claim has been Determined to be an Excluded Claim for which the Company is not obligated to provide indemnity or advancement of Expenses under Section 4(a) of this Agreement. The Company may, if appropriate, assume the defense of such Claim, with counsel satisfactory to Director, upon the delivery to Director of written notice of its election so to do. After delivery of such notice, the Company will not be liable to Director under this Agreement for any legal or other Expenses subsequently incurred by Director in connection with such defense other than reasonable costs of investigation, provided that Director shall have the right to employ counsel to participate in the investigation and defense of any such Claim, but the fees and expenses of such counsel incurred after delivery of notice from the Company of its assumption of such defense shall be at the Director's expense, provided further that if (i) the employment of counsel by Director has been previously authorized by the Company, (ii) counsel for Director shall have reasonably concluded that there may be a conflict of interest between the Company and Director in the conduct of any such defense and so notified the Company in writing, or (iii) the Company shall not, in fact, have taken all necessary actions to effectively assume the defense of such action, the fees and expenses of Director's counsel shall be at the expense of the Company.

          (d) All payments on account of the Company's indemnification and advancement obligations under this Agreement shall be made promptly, but in any event within thirty (30) days of Director's written request therefor, provided that all payments on account of the Company's obligations under Paragraph 5(c) of this Agreement prior to the final disposition of any Claim, shall be made within ten (10) days of Director's written request therefor.

          (e) Director agrees to reimburse the Company for all Losses, Expenses and Fines paid by the Company on behalf of Director in connection with any Claim against Director in the event and only to the extent that a Determination shall have been made by a court in a final adjudication from which there is no further right of appeal that the Director is not entitled to be indemnified by the Company for such amounts because the Claim is an Excluded Claim or because Director is otherwise not entitled to payment under each of this Agreement, applicable law and any other right of indemnity or contribution by the Company that may be available to Director.

          (f) Company agrees that it will provide reasonable cooperation to Director and Director's counsel and their advisors in connection with the investigation and defense of any Claim for which indemnity is sought by Director under this Agreement or otherwise, including (i) providing reasonable access to, and right to make copies of, Company's records, (ii) providing reasonable access to Company's officers, employees and counsel, and (iii) making Company's officers and employees reasonably available for depositions, trial testimony, and preparation therefor.


     6. Final Determination; Settlement. The Company shall pay all Losses or Fines for which Director is indemnified hereunder upon final Determination that the Director is entitled to indemnity therefor. The Company shall have no obligation to indemnify Director under this Agreement for any amounts paid in settlement of any Claim effected without the Company's prior written consent. The Company shall not settle any claim in any manner which would impose any Fine or any obligation on Director without Director's written consent. Neither the Company nor Director shall unreasonably withhold their consent to any proposed settlement.

     7. Rights Not Exclusive. The rights provided hereunder shall not be deemed exclusive of any other rights to which Director may be entitled under any charter provision, bylaw, agreement, vote of stockholders or of disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity by holding such office, and shall continue after Director ceases to serve the Company as a director.

     8.   Enforcement.

          (a) Director's right to indemnification shall be enforceable by Director only in the state courts of the State of Delaware and shall be enforceable notwithstanding any adverse Determination regarding the Director's right to indemnification. In any such action, if a prior adverse Determination regarding the Director's right to indemnification has been made, the burden of proving that indemnification is required under this Agreement shall be on Director. The Company shall have the burden of proving that indemnification is not required under this Agreement if no prior adverse Determination shall have been made.


          (b) In the event that any action is instituted by Director under this Agreement, or to enforce or interpret any of the terms of this Agreement, Director shall be entitled to be paid all court costs and expenses, including reasonable counsel fees, incurred by Director with respect to such action, unless the court determines that each of the material assertions made by Director as a basis for such action were not made in good faith or were frivolous.

     9. Severability. In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with its terms.

     10. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

     11. Consent to Jurisdiction. The Company and Director each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

     12. Successors and Assigns. This Agreement shall be (i) binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law) and (ii) shall be binding on and inure to the benefit of the heirs, personal representatives, and estate of Director.

     13. Amendment. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in a writing signed by each of the parties hereto.

     14. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Director, who shall execute all instruments required and shall do everything that may be necessary to secure such rights, including the execution of such documents as may be necessary to enable the Company effectively to bring suit to enforce such rights.

     IN WITNESS WHEREOF, the Company and Director have executed this Agreement as of the day and year first above written.

                                          FURR'S/BISHOP'S INCORPORATED



                                          By:/s/ Suzanne Hopgood
                                             --------------------------
                                             Suzanne Hopgood,
                                             Chairman of the Board of Directors



                                          DIRECTOR


                                          By:/s/ Phillip Ratner
                                             --------------------------
                                             Phil Ratner, Director

                                                                  Exhibit 10.3


                       NONQUALIFIED STOCK OPTION AGREEMENT
                             1995 STOCK OPTION PLAN
                        OF FURR'S/BISHOP'S, INCORPORATED

     This STOCK OPTION AGREEMENT (the "Agreement") is made between FURR'S/BISHOP'S, INCORPORATED, a Delaware corporation (the "Company"), and Phillip Ratner (the "Executive"). The Company considers that its interests will be served by granting the Executive an option to purchase shares of common stock of the Company as an inducement for the Executive's effective performance of services for the Company. The Board of Directors of the Company (the "Board") has adopted, and the stockholders have approved, the 1995 Stock Option Plan of Furr's/Bishop's Incorporated (the "Plan"), a copy of which is attached hereto and incorporated by reference herein. The Executive has been designated as a participant in the Plan.

IT IS AGREED:

     1. Subject to the terms of the Plan, on September 16, 1998 (the "Date of Grant"), the Company hereby grants to the Executive an option (the "Option") to purchase 750,000 shares of the common stock of the Company, $.01 par value per share, at a price of $0.75 share, subject to adjustment as provided in the Plan ("the "Option Price"). The Option is exercisable according to the following schedule:

     (a) On the day after the first anniversary of the Date of Grant, the Option may be exercised with respect to up to 1/5 of the shares subject to the Option;

     (b) after each succeeding anniversary of the Date of Grant, the Option may be exercised with respect to up to an additional 1/5 of the shares subject to the Option, so that after the expiration of the fifth anniversary of the Date of Grant the Option will have been exercised in full;

     (c) to the extent not exercised, installments will be cumulative, and may be exercised in whole or in part; and

     (d) the Option will become fully vested and exercisable upon the termination of the Executive's status as the Company's Chief Executive Officer at any time within twelve months following the occurrence of a "change of control," other than a termination of Executive's employment by the Company for "cause" or by the Executive other than for "good reason," as such terms are defined in the Employment Agreement between Executive and the Company of even date herewith;

          A "change of control" of the Company will be deemed to exist upon the occurrence of any of the following events, if, as a result of such event, or within twelve months thereafter, the individuals who constituted the Company's board of directors immediately prior to such event no longer constitute a majority of the members of the Company's board of directors:

          (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 50% of the voting securities of the remaining corporation or legal person or its ultimate parent immediately after such transaction is available to be received by all shareholders of the Company on a pro rata basis and is actually received in respect of or exchange for voting securities of the Company pursuant to such transaction;

          (ii) The Company sells all or substantially all of its assets to any other corporation or other legal person and as a result of such sale less than 50% of the combined voting securities of such corporation or legal person or its ultimate parent immediately after such transaction is available to be received by all Shareholders of the Company on a pro rata basis and is actually received in respect of or exchange for voting securities of the Company pursuant to such sale; or

          (iii) Any person or group (including any "person" or "group" as such terms are used in Section 13 or Section 14 of the Securities Exchange Act of 1934 and the regulations thereunder (the "Exchange Act")), excluding from such "group" any person or group owning at least ten percent (10%) of the common stock of the Company as of July 1, 1998, has become the beneficial owner (as the term "beneficial owner" is defined under the Exchange Act) of voting securities which, when added to any voting securities already owned by such person, would represent in the aggregate 50% or more of the then outstanding voting securities of the Company. "Voting securities" means common stock and any other security which carries, or which is at the time of determination convertible into or exercisable to acquire a security that carries, the right to vote upon the election of the board of directors of the Company, with the number of such voting securities to be determined by reference to the number of votes that the holder could cast in the election of directors on a fully converted or exercised basis.

     Notwithstanding paragraphs (a) and (b) of this Section 1, the foregoing vesting schedule can be accelerated by action of the board of directors of the Company in its discretion.

     2. The Option granted to the Executive under this Agreement will not be transferable or assignable by the Executive other than by will or the laws of descent and distribution, and will be exercisable during the Executive's lifetime only by the Executive.

     3. The Option, to the extent such rights will not previously have been exercised, will terminate and become null and void on the earliest of:

          (a) the last day within the ten year period commencing on the Date of Grant (the "Expiration Date");

          (b) the date that is 90 days after the date of termination of the Executive's service as Chief Executive Officer of the Company for any reason other than death or disability, as defined in the plan ("Disability");

          (c) the date that is 180 days after the date of the termination of the Executive's service as Chief Executive Officer of the Company because of death or Disability.

     In the event of the termination of the Executive's service as Chief Executive Officer of the Company for any reason prior to the Expiration Date, the Option will not continue to vest after such termination. Upon the death of the Executive, the Executive's executors, administrators or any person or persons to whom this Option may be transferred by will or by the laws of descent and distribution, will have the right to exercise the Option with respect to the number of shares that the Executive would have been entitled to exercise if the Executive were still alive.

     4. This Agreement may not be changed or terminated orally but only by an agreement in writing signed by the party against whom enforcement of any such change or termination is sought.

     5. The Company will not be deemed by the grant of the Option (as distinguished from a separate employment agreement, if any) to be required to continue the Executive's service or to nominate the Executive for election.

     6. The Executive will not have any rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of the stock certificate or certificates to the Executive for such shares following exercise of the Option pursuant to its terms and conditions and payment for the shares. No adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate or certificates are issued.

     7. The Executive consents to the placing on the certificate for any shares covered by the Option of an appropriate legend restricting resale or other transfer of such shares except in accordance with the Securities Act of 1933 and all applicable rules thereunder.

     8. In the event of any difference of opinion concerning the meaning or effect of the Plan or this Agreement, such difference will be resolved by the committee referred to in the Plan.

     9. The validity, construction and performance of this agreement will be governed by the laws of the State of Delaware. Any invalidity of any provision of this Agreement will not affect the validity of any other provision.

     10. All offers, notices, demands, requests, acceptances or other communications hereunder will be in writing and will be deemed to have been duly made or given if mailed by registered or certified mail, return receipt requested. Any such notice mailed to the Company must be addressed to its principal office, and any notice mailed to the Executive must be addressed to the Executive's residence address as it appears on the books and records of the Company or to such other address as either party may hereafter designate in writing to the other.

     11. This Agreement will, except as herein stated to the contrary, inure to the benefit of and bind the legal representatives, successors and assigns of the parties hereto.

     12. This Option is a nonqualified stock option and is not intended to be governed by section 422 of the Internal Revenue Code of 1986, as amended.

     13. In accepting this Option, the Executive accepts and agrees to be bound by all the terms and conditions of the Plan that pertain to nonqualified stock options granted under the Plan.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the day and year first above written.

                                         FURR'S/BISHOP'S, INCORPORATED

                                         By: /s/ Suzanne Hopgood
                                             --------------------------
                                             Suzanne Hopgood
                                             Chairman of the Board of Directors


                                         By: /s/ Phillip Ratner
                                             --------------------------
                                             Phillip Ratner
                                             Executive

                                                                  Exhibit 99.1


                                  PRESS RELEASE
                                SEPTEMBER 30,1998


6901 Quaker Avenue   P.O. Box 6747            Contact:
Lubbock, Texas 79493-6747                     Danny Meisenheimer (806-792-7151)
Phone: (806) 792-7151                         John Grimaldi (212-755-2850)


For Immediate Release

                   FURR'S/BISHOP'S APPOINTS NEW PRESIDENT/CEO
               ANNOUNCES $20 MILLION RESTAURANT RENOVATION PROGRAM
                  AND RELOCATION OF HEADQUARTERS TO DALLAS AREA

     LUBBOCK, TEXAS, September 30, 1998 - Furr's/Bishop's, Incorporated (NYSE:CHI), one of the leading cafeteria operators in the U.S., today announced the appointment of veteran restaurant industry executive Phillip Ratner to the position of President and CEO. The Company also announced that its Board of Directors has approved a $20 million capital plan for new unit construction and restaurant renovation, and the relocation of its corporate headquarters to the Dallas/Fort Worth metro area.

     Furr's/Bishop's Chairman Suzanne Hopgood said that Ratner will assume day-to-day operations responsibilities beginning in early October. "He brings to the Company more than three decades of experience in the restaurant industry. Mr. Ratner is a hands-on operating executive who has an enviable track record of increasing shareholder value wherever he has been."

     Ratner, who began his career in the hospitality industry in 1966, served most recently as Chairman and CEO of Spaghetti Warehouse. Before that, he was President and CEO of Acapulco Restaurants.

     "Joining the Furr's/Bishop's management team at this important time in the Company's history is an exciting opportunity. The prospects for the Company have never been greater and I look forward to participating in a dynamic program to fuel growth and profitability and to provide enhanced opportunities for both employees and shareholders," said Ratner.

     The $20 million capital improvement program will target 20 restaurants in Furr's/Bishop's core markets and will commence in December, 1998. It will also allow the Company to build several new units in undisclosed markets.


     Hopgood pointed out that Furr's/Bishop's began renovating cafeterias in October, 1997 and that eight units which have been upgraded to date have since experienced annual average sales increases of 11 percent or more. "It's a tried and true endeavor that focuses on creating a more attractive, less institutional dining environment and, in general, a more progressive, `family friendly' guest experience."

     Hopgood noted that while the Company's headquarters will be moved to Dallas sometime in the Spring of 1999, Furr's/Bishop's will maintain a strong presence in Lubbock. Remaining in Lubbock will be some 200 employees at local

Furr's restaurants and more than 200 employees at the Company's Dynamic Foods division. The relocation will affect approximately 70 corporate office executives and employees.

     "We have grown steadily with Lubbock and West Texas since our inception in 1947 and our commitment to this region in no way will be interrupted," Hopgood added. "The Board's decision to place our executive offices in the Dallas/Fort Worth metro area is a strategic move. It is designed to create efficiencies and reduce costs at the corporate level by putting Company executives in the midst of one of the nation's largest concentrations of restaurant industry resources and one of the country's most important transportation centers."

     Furr's/Bishop's, the nation's third largest cafeteria chain with 1997 sales of $193.5 million, operates 101 cafeterias in 12 states - Arizona, Arkansas, California, Colorado, Illinois, Iowa, Kansas, Oklahoma, Nevada, New Mexico, Missouri and Texas. Ninety-four of these are Furr's Family Dining operations, 6 are Bishop's Buffet operations and one is a Furr's Family Buffet. These cafeterias have an average annual unit volume of $1.8 million. The Company's Dynamic Foods division develops, processes and distributes food products to all Furr's/Bishop's restaurants and also sells to third parties.


                                     #######

          Certain statements in this release are forward-looking statements and the company can give no assurance that the expectations or potential occurrences reflected in such statements will be realized. Efforts to close, sell, or improve operating results of underperforming stores depend on many factors not within the company's control, such as the negotiation of settlements of existing lease obligations under acceptable terms, availability of qualified buyers for owned locations, customer traffic, and general business conditions.